UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Investment Grade Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

UBS

Investment Grade Municipal Income Fund Inc.

Presentation to Institutional Shareholder Services

Table of Contents

SECTION 1	**UBS Global AM Overview**	2
SECTION 2	**Municipal Fixed Income Philosophy & Process**	6
SECTION 3	**Investment Grade Municipal Income Fund**	11
SECTION 4	**Activist Shareholders**	22
SECTION 5	**Summary**	26
SECTION 6	**Appendix: Municipal Team**	30

UBS

1

At a glance

- Total invested assets: USD 630 billion[1]
- Balanced business:
  - Institutional assets: USD 373 billion[1]
  - Wholesale assets: USD 257 billion[1]
- Over 3,800 employees located in 27 countries[1]
- Investments cover traditional, alternative, real estate and infrastructure asset classes
- Providing a diverse range of advisory and investment solutions for institutions, wholesale intermediaries and UBS distribution channels worldwide
- UBS Global Asset Management (Americas) Inc., the advisor to Investment Grade Municipal Income Fund Inc., had approximately $146 billion in assets under management as of September 30, 2008

Innovative investment capabilities and services

Note: Assets represented are totals for the UBS Global Asset Management division worldwide
Source: UBS Global Asset Management
1 As at 30 September 2008

UBS

3

Invested assets by asset class

USD 630 billion of invested assets as at 30 September 2008

Alternative[1] 10%
Real estate 7%
Multi asset[2] 23%
Equities 23%
Fixed income 20%
Money market 17%

Source: UBS Global Asset Management
1 Alternative includes Alternative and Quantitative Investments, Infrastructure and Private Markets
2 Multi asset includes asset allocation, currency and risk management

UBS

4

Invested assets by region

USD 630 billion of invested assets as at 30 September 2008

EMEA
USD 334bn
53%
36%
11%
Americas
USD 228bn
Asia Pacific
USD 68bn

Note: Assets represented are totals for the UBS Global AM division worldwide. The regional split is based on the client servicing location.
Source: UBS Global Asset Management

UBS
5

SECTION 2

Municipal Fixed Income Philosophy & Process

UBS

Mission

- **Seek to maximize after-tax total return, while minimizing volatility by delivering consistent, above-average returns**

- We view this as consistent with the Fund's investment objective: to achieve a high level of current income that is exempt from federal income tax, consistent with the preservation of capital.

UBS

7

Municipal Fixed Income: Philosophy

Capitalize on inefficiencies in the municipal bond market to add value

- Discrepancies between market price and intrinsic value arise from market behavior and market structure providing opportunities to outperform

- Teams of investment specialists working together deliver consistent results

Price, Value
overvalued
Price
Intrinsic Value
undervalued
Time

UBS

8

Municipal investment process

Disciplined, well-defined

Disciplined top-down investment process

Duration → **Sector** → **Security Selection**

Duration
- Interest Rates
- Yield Curve
- Municipal/Taxables

Sector
- Municipal Market
- State Tax Exemption

Security Selection
- Credit
- Structure

Supported by extensive research

UBS

9

Extensive research provides the information advantage

Portfolio Manager Judgment
Proprietary Quantitative Research
Proprietary Credit Research
Proprietary Market Research
Economic Research

UBS

10

SECTION 3

Investment Grade Municipal Income Fund Inc.

UBS

Investment Grade Municipal Income Fund

- **Launched in November 1992**
  - Formerly known as PaineWebber Premier Tax-Free Income Fund Inc.
  - NYSE: PPM
- **The Fund seeks to achieve a high level of current income that is exempt from federal income tax, consistent with the preservation of capital**
  - Preservation of capital is part of the objective, albeit second to income
  - Under normal circumstances, the fund invests at least 80% of its net assets in investment grade municipal obligations, the income from which is exempt from regular federal income tax
- **Fund leverage**
  - Currently, the Fund utilizes leverage in an effort to generate incremental yields and returns for the Fund's common shareholders
    - Leverage was originally created through the issuance of auction preferred shares ("APS").
    - A Tender Option Bond ("TOB") program was implemented in September 2008 partially redeeming some APS, thereby diversifying sources of portfolio leverage as well as providing the potential for savings on the overall cost of leverage

UBS

12

Board of Directors

- **The Fund's Board is composed of six members**
- **All Board members including the chairman, are completely independent of UBS Global AM**
- **Five of the six directors meet the detailed and elaborate conditions imposed by the Investment Company Act of 1940 ("1940 Act") for being "disinterested" Board members**
  - These directors also meet the requirements for being disinterested under Maryland law, where the Fund was incorporated. One director is considered "interested" under the 1940 Act only because he is a senior advisor to Morgan Stanley, a brokerage firm that may conduct transactions with the Fund. He does not serve as a member of the Board's Audit Committee or the Nominating and Corporate Governance Committee
- **The Board's duties are to the Fund, not to UBS Global AM. The process by which directors are nominated to the Board is fully and completely in the hands of the disinterested directors.**

UBS

13

Board of Directors - Bios

Name	Position	Term of Office	Principal occupation(s) during past 5 years
Meyer Feldberg	Director	Since 1992	Professor Feldberg is Dean Emeritus and professor of Leadership and Ethics at Columbia Business School, although on an extended leave of absence. He is also a senior advisor to Morgan Stanley (financial services) (since March 2005). Professor Feldberg also serves as president of New York City Global Partners (an organization located in part of the Office of the Mayor of the City of New York that promotes interaction with other cities around the world) (since May 2007). Prior to July 2004, he was Dean and Professor of Leadership and Ethics of the Graduate School of Business at Columbia University (since 1989).
Richard Q. Armstrong	Director and Chairman of the Board of Directors	Since 1995 (Director) Since 2004 (Chairman of the Board)	Mr. Armstrong is chairman and principal of R.Q.A. Enterprises (management consulting firm) (since April 1991 and principal occupation since March 1995).
Alan S. Bernikow	Director	Since 2006	Mr. Bernikow is retired. He was a consultant on non-management matters for the firm of Deloitte & Touche (international accounting and consulting firm) (from June 2003 until 2007). Previously, he was deputy chief executive officer at Deloitte & Touche.
Richard R. Burt	Director	Since 1995	Mr. Burt is a senior advisor to McLarty Associates (a consulting firm) (since April 2007) and chairman of IEP Advisors (international investments and consulting firm). Prior to April 2007, he was chairman of Diligence Inc. (information and risk management firm).
Bernard H. Garil	Director	Since 2006	Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).
Heather R. Higgins	Director	Since 2006	Ms. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Ms. Higgins also serves on the boards of several non-profit charitable groups, including the Independent Women's Forum (chairman), and the Philanthropy Roundtable (vice chairman). She had also served on the board of the Hoover Institution (executive committee) (1995-2000 and 2001-2007).

UBS

14

Portfolio Characteristics

Historic Portfolio Statistics

Characteristics	09/30/08	03/31/08	09/30/07
Weighted average maturity	13.0 years	15.7 years	16.0 years
Weighted average modified duration	7.6 years	6.0 years	4.8 years
Weighted average coupon	5.20%	5.10%	5.20%
Leverage (as a % of total assets)	45.40%	42.70%	41.20%

Top 5 States	09/30/08		03/31/08		09/30/07
California	12.8%	California	20.3%	California	21.8%
Texas	10.6%	Texas	9.9%	New York	12.1%
Illinois	8.8%	New York	9.7%	Texas	10.6%
Washington	8.6%	Illinois	8.4%	Illinois	9.0%
New York	8.0%	Ohio	7.4%	North Carolina	6.6%
Total	48.8%	Total	55.7%	Total	60.1%

Weightings represent percentages of total investments as of the dates indicated. The Fund's portfolio is actively managed and its composition will vary over time.

UBS

15

Performance – 5 Year Total Return

Relative to Lipper General Muni Debt Funds (Leveraged)

5 Year Risk/Return (NAV) as of November 2008

Total Return (Annualized)
3
2
1
0
(1)
(2)
(3)
(4)
(5)
(6)
(7)
5
7
9
11
13
15
Risk (Standard Deviation)
Peers PPM Lipper Median

5 Year Risk/Return (Market Price) as of November 2008

Total Return (Annualized)
4
2
0
(2)
(4)
(6)
(8)
(10)
9
14
19
Risk (Standard Deviation)
Peers PPM Lipper Median

Source: Lipper

- Historically the Fund was managed more conservatively, focusing on higher quality credits and preservation of capital while being less aggressive in seeking outperformance relative to peers
- Responding to market changes, portfolio strategy had been further augmented to provide more flexibility and widen the opportunity set while still consistent with the Fund's overall investment objective

Past performance does not predict future performance. The return and value of an investment will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. The fund's net asset value ("NAV") returns and market price returns assume that all dividends and other distributions, if any, were reinvested. Returns do not reflect the deduction of taxes that a shareholder could pay on Fund dividends and other distributions, if any, or the sale of Fund shares.

UBS

16

Timeline of changes

- **The Fund's Board of Directors and Global AM have a track record of implementing changes to seek to improve fund performance, for example:**
  - 2003: investment in individual securities having maturities less than 10 years
  - 2003: issued additional series of auction preferred securities to increase leverage
  - 2003: advisory fee reduced through waiver
  - 2003: use of futures contracts to manage yield curve positioning
  - 2005: limited use of AMT bonds – such bonds carry slightly higher yields and greater investment universe opportunity, but income is subject to alternative minimum tax for certain investors
  - 2006: advisory fees waived on assets attributable to preferred share leverage, only charging on net assets attributable to common shareholders - thus lowering total fund expenses
  - 2008: voluntary fee waiver by Global AM which further reduced the effective advisory and administrative fee
  - 2008: implemented a tender option bond program diversifying means of leverage, lowering the cost of leverage and enabling the Fund to redeem a portion of its outstanding APS

UBS

17

Performance – 3 Year Total Return

Relative to Lipper General Muni Debt Funds (Leveraged)

3 Year Risk/Return (NAV) as of November 2008
Total Return (Annualized)
Risk (Standard Deviation)
Peers PPM Lipper Median

3 Year Risk/Return (Market Price) as of November 2008
Total Return (Annualized)
Risk (Standard Deviation)
Peers PPM Lipper Median

Source: Lipper

- The Fund's investment approach along with the changes implemented by the Board of Directors and UBS Global AM have improved relative performance to its Lipper peers

UBS

18

NAV and Market Price - Over a 5 Year Horizon

Relative to Lipper General Muni Debt Funds (Leveraged) Universe

NAV
17
16
15
14
13
12
11
10
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07
Nov-07
May-08
Nov-08
Investment Grd Muni Inc (NAV)
General Muni Debt Funds (Leveraged) Median (NAV)

Market Price
16
15
14
13
12
11
10
9
8
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07
Nov-07
May-08
Nov-08
Investment Grd Muni Inc (Mkt)
General Muni Debt Funds (Leveraged) Median (Mkt)

Source: Lipper

- Investment Grade Municipal Income Fund's net asset value has held up better than most other Lipper peers, particularly during the subprime and credit crisis of 2007-2008

UBS

19

Discussion of the Fund Discount

<HELP> for explanation.
Hit # for Price and NAV tables.
EquityNAV
FUND PREMIUM/DISCOUNT
Range 12/ 9/05 - 11/28/08 Period W Weekly
Page 1/ 7
Currency USD
PPM US
Investment Grade Municipal I
% PREM/DISC DATA
Curr -15.14
High -5.98 on 09/19/08
Avg -11.41
Low -28.78 on 10/10/08
PRICE
NET ASSET VALUE
% PREMIUM/DISCOUNT
16
14
12
10
-10
-20
-30
17FEB06 28APR 7JUL 15SEP 24NOV 2FEB07 13APR 22JUN 31AUG 9NOV 18JAN08 28MAR 6JUN 15AUG 24OCT
Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900 Singapore 65 6212 1000 U.S. 1 212 318 2000 Copyright 2008 Bloomberg Finance L.P.
H353-20-0 05-Dec-08 14:41:51

Source: Bloomberg

UBS

20

Trailing Annualized Total Return Through November 2008

Relative to Lipper General Municipal Debt Funds (Leveraged)

Total Annualized (NAV) Return
5
0
(5)
(10)
(15)
(20)
1 YRS
3 YRS
5 YRS
10 YRS
Investment Grd Muni Inc
General Muni Debt Funds (Leveraged) Median

Total Annualized (Market Price) Returns
5
0
(5)
(10)
(15)
(20)
(25)
(30)
1 YRS
3 YRS
5 YRS
10 YRS
Investment Grd Muni Inc
General Muni Debt Funds (Leveraged) Median

Source: Lipper

- The Fund's total return on NAV basis ranked in 25th and 27th percentile over the one- and three year periods, respectively
- On the market price total return basis the Fund ranked in 17th and 9th percentile over the one- and three year periods, respectively

Past performance does not predict future performance. The return and value of an investment will fluctuate so that an investor's shares, when sold, may be worth more or less than their original cost. The fund's net asset value ("NAV") returns and market price returns assume that all dividends and other distributions, if any, were reinvested. Returns do not reflect the deduction of taxes that a shareholder could pay on Fund dividends and other distributions, if any, or the sale of Fund shares.

UBS

21

Western Investment LLC. Proxy Proposals

Western, together with additional activists, is seeking support for the following items:

- **Elect an entirely new slate of 6 directors as proposed in Western's proxy statement**
  - Two directors elected by the holders of Auction Preferred Shares ("APS")
    - Voted solely by APS shareholders
      - Matthew S. Crouse
      - Robert A. Wood
  - Four additional directors are to be voted on by all shareholders
    - Arthur D. Lipson
    - Richard A. Rappaport
    - William J. Roberts
    - Gary G. Schlarbaum
- **Reject the proposed New Advisory Contract (investment advisory and admin) between the fund and UBS Global AM**
- **Approve Karpus Management's proposal to terminate the advisory agreement between the Fund and UBS Global AM**
- **Approve Walter S. Baer's proposal recommending that the Board be prohibited from retaining UBS Global AM and certain other entities as investment manager of the Fund**

UBS

23

Weaknesses in the Dissidents' proposals

- If Western's selected Board is elected, we believe they will owe allegiance to Western
  - Mr. Lipson would have the task of serving both investors in his own hedge fund and investors of Investment Grade Muni – these two tasks may not always align. What is best for one may not be best for both
  - A second nominee, Matthew Crouse, is also an employee of Western
  - Thus due to the expected short-term focus of Mr. Lipson's hedge funds, it strains credulity that they will make decisions that favor all Fund shareholders at the expense of his hedge funds
  - Western claims that its nominees for the Fund's board are "experienced" and "highly qualified" - yet Western's own proxy statement indicates that not a single one of the dissident's nominees serves on the board of directors of a public company, let alone such a highly regulated and complex entity as an SEC-registered closed-end fund
  - Mr. Lipson contends that his "interests are aligned" with the Fund's stockholders. We have been informed that Mr. Lipson and his hedge funds frequently hedge their economic exposure to closed-end funds and therefore may have little in common with stockholders who have invested in the Fund with the goal of achieving high levels of current income exempt from federal tax
- Western, Karpus and Mr. Baer all propose that the advisory contract be terminated with UBS Global AM however none propose an alternative advisor
  - Fund could be orphaned without any advisor at all, making it difficult or impossible for the Fund to carry out any portfolio management, research or trading—the Fund's investment program would be completely paralyzed
  - Dissidents do not address the potential substantial transaction costs and expenses the fund and shareholders could incur replacing UBS Global AM or open-ending the fund or conducting a tender offer
  - Removing UBS Global AM would strip the Fund of significant resources that an asset manager as large and experienced as UBS Global AM can provide

UBS

24

Weaknesses in the Dissidents' Proposals Cont.

- The Board regularly considers measures to reduce the fund's discount, such as share repurchases, tender offers, etc.
  - These possibilities may temporarily narrow the discount, however the resulting reduction is often short-lived.
  - Share repurchases and tender offers tend to benefit short-term over long-term shareholders. The Board believes Karpus and the other activists are short-term opportunists looking for a quick profit
- Karpus also suggests the Board should consider open-ending the fund
  - The Fund currently is not designed to operate as an open-end fund. Unlike a closed-end fund, an open-end fund is required to redeem its shares whenever its shareholders want to sell them; it must keep a portion of its assets in cash or liquid securities or sell the Fund's securities in order to meet shareholder redemptions. This is even more of a concern in the current environment where certain markets may have become less liquid. As a result, an open-end fund may typically have less money available to invest for the benefit of long-term shareholders
  - More uniquely, the Fund's levered structure (which has been used to pay higher tax-exempt dividends and enhance yields to common stockholders), as well as many of its investment strategies, would not be appropriate for, or available to, an open-end fund. If the Fund were open-ended, it would likely result in a significantly smaller fund with a higher expense ratio, fewer assets, lower yields and total returns and less investment flexibility
- Mr. Baer supports his proposal not to retain UBS Global AM by citing matters regarding separate divisions of UBS
  - None of the matters cited assert any action taken by UBS Global AM
  - The Board believes that UBS Global AM maintains high standards of regulatory compliance

UBS

25

Why Own Investment Grade Municipal Income Fund

Fund's Investment Process

- Follows a disciplined and diversified risk aware investment process
  - Taking advantage of the firm's research capabilities, including credit and macro economic analysis
  - Seeking to capitalize on inefficiencies in the municipal bond markets across different sectors, maturities, bond structures and issuers
  - Following a top-down investment process and bottom-up security selection process supported by extensive research
  - Portfolio construction takes into account duration, sectors, individual securities and overall portfolio risk

Benefits of Closed-End Structure

- Stable pool of assets allows for more efficient (long-term) management of the portfolio, thus increasing return potential to shareholders over time
  - Permits fuller investment of capital (no need to keep large allocations to cash or short-term investments to meet potential redemptions that might be unpredictable)
  - Reduces transaction expenses (associated with additional trading to meet subscriptions/redemptions)
  - Provides ability to purchase less liquid securities for potential realization of higher yield
- Allows more effective use of leverage to potentially enhance yield and return to shareholders
  - Closed-End Funds can leverage up to 50% with equity-like leverage while open-end funds are significantly more limited
- Buying and selling flexibility though stock exchange for common shareholders
  - Intraday trading on the NYSE provides liquidity and market price transparency
  - May offer opportunities to trade at a premium or a discount; e.g. if purchased at a discount, a closed-end fund may offer a higher yield than if purchased at net asset value and the potential to capture additional capital gains if the discount closes

UBS

27

Open End vs. Closed End Universe Analysis

Comparison of General Municipal Debt Funds in Lipper universe

Total Return (NAV) Calendar Periods (through November 2008)

25
20
15
10
5
0
(5)
(10)
(15)
(20)
(25)
1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 YTD 2008
General Muni Debt Funds (Leveraged) - Closed End Funds Median
General Municipal Debt Funds - Open End Funds Median

Distribution Yield to NAV (rolled monthly though November 2008)

8
7
6
5
4
3
1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008

We believe closed-end funds provide a flexible structure to more effectively manage a municipal securities portfolio by investing capital more fully and utilizing leverage. The data provided here argues that closed-end funds provide better performance and yield characteristics relative to open-end funds over the long term.

Comparison of Lipper Closed-End and Open-End Universe for General Municipal Debt funds:

- Lipper General Muni Closed-End Funds outperformed General Muni Open-End Funds during 12 of the last 15 calendar year periods
- Lipper General Muni Closed-End Funds historically out-yield General Muni-Open End Funds

Source: Lipper

UBS

28

Conclusion

Thank you
for allowing us to make this presentation

Third party information contained in this report has been obtained from reputable sources and is believed by UBS Global AM to be reliable.
However, UBS Global AM cannot guarantee or be responsible for the accuracy or reliability of such information.

UBS

29

Elbridge (Ebby) T. Gerry, III

Senior Portfolio Manager & Head of Municipal Investments Managing Director

Years of investment industry experience: 27

Education: Colgate University (US), BA

- As head of municipal investments, Ebby Gerry is in charge of all tax-free investments, including municipal money market funds, closed-end funds, and separate managed accounts platforms.
- Prior to joining the firm in 1996, Ebby was employed at JP Morgan, where he began his career as a credit analyst in 1981. At JP Morgan, he was vice president in the global asset management group and co-managed the municipal department, which managed more than USD 5 billion in assets. He also served as the group's investment strategist. His positions there included municipal bond institutional sales, municipal bond trading and underwriting, and fixed income trader.
- Ebby chairs the US Municipal Bond Subcommittee and is a member of the Fixed Income Investment Committee.

UBS

31

Kevin P. McIntyre

Senior Portfolio Manager
Director

Years of investment industry experience: 17

Education: Siena College (US), BS

- Kevin is a senior portfolio manager for the PWS/ACCESS/MAC portfolios and is primarily responsible of the day-to-day management of two closed-end municipal funds, and for the SMA Relationship Trust Fund Series M (open-end fund).
- Kevin previously was the head of municipal trading for the team and had also assisted in the management of the municipal money market portfolios.
- Prior to joining the firm, Kevin was director of trading operations at Prime Capital Services, overseeing all equity and fixed income trading.
- Kevin is a member of UBS Global AM's US Municipal Bond Subcommittee.

UBS

32

Fixed Income team

Philip Tartaglia, CFA, CPA

Director

Senior Portfolio Manager/Trader

Phil has been with UBS Global AM since 2007. He leads the management of customized short duration and tax efficient/cross-over mandates and is integral to trading in the shorter duration securities across all accounts. Phil has almost 20 years of experience and was most recently the senior portfolio manager for 12 years at M.D. Sass Investors Services, at which Phil managed and traded all duration accounts and specialized on the customized short duration side and cross-over accounts. Prior to M.D. Sass, Phil worked at Continental Asset Management and New York Life Insurance Company. He holds a BS from Pace University.

Ryan Nugent

Director

Portfolio Manager/Trader

Ryan leads the management of the RMA Tax-Free, California, New York, and New Jersey Money Market Funds as well as the UBS Select Tax-Free Funds. Ryan is integral in overall portfolio strategy and trade implementation across all accounts especially in the short duration and cross-over strategies. He has a BS in Finance from Seton Hall University.

Dawn Zerillo

Director

Capability Manager

Dawn is responsible for communicating and developing relationships with current and prospective clients across all channels, as well as product development. Prior to joining UBS Global AM, Dawn was a Vice President at M.D. Sass Investors Services, managing client service and marketing for a wide range of investment strategies, mostly fixed income. During her eight years at M.D. Sass, she was also an assistant portfolio manager for the firm's diversified fund of hedge funds. She began her career at Alliance Capital Management. She has a BA from the State University of New York at Oneonta and an MBA in Finance/Investment Management from Pace University.

UBS

33

Fixed Income team

Kimberley Frazier

Associate Director

Portfolio Manager/Trader

Kimberley joined UBS Global AM in December 2002 as a municipal trader. She is currently the portfolio manager and trader for the PWS/ACCESS/MAC and long duration institutional bond portfolios as well as the SMArt fund. She began her career at Prudential Financial in 1998 in the investment management group. She worked as an assistant trader for the municipal bond funds and the private client accounts prior to joining UBS Global AM. During her tenure with Prudential she also worked in the risk management group as a portfolio analyst in support of the corporate, mortgage and government bond portfolio managers. Kimberly has a BA from Rutgers College and an MBA from Monmouth University.

David Kim

Investment/Portfolio Management Assistant

David joined UBS Global AM in May 2008. He previously worked at Goldman Sachs in the Equity Derivatives group. Prior to this, he interned at both BlackRock and Merrill Lynch. David has a BA from New York University in Economics, and he is a Level 1 CFA candidate.

William W. Veronda, CFA

Executive Director

Bill joined UBS Global AM in 1995. He has 31 years of experience in corporate, municipal and asset-backed research as well as portfolio management. He was with the Invesco Funds Group for over ten years prior to joining UBS Global AM. He began his career as a fixed-income analyst with the Liberty Mutual Insurance Company in Boston, MA. Bill has a B.S. in Economics from the Wharton School of the University of Pennsylvania.

UBS

34

Fixed Income team

Brandon Kornhaber, CFA

Associate Director

Brandon joined the UBS Global AM municipal credit department in January 2004. He concentrates on short term note analysis and tax exempt 2a-7 fund compliance. He has almost ten years of diverse industry experience. Most recently, he was a trader for the taxable money market team, responsible for the daily generation and execution of the investment strategy for four taxable 2a-7 funds. He started with UBS Global AM in the risk management group in July 1998. He earned a BS in finance from the State University of New York at Albany.

Lisa DiPaolo

Associate Director

Lisa is responsible for the analysis of tax-free fixed income securities. She covers all sectors for 2a-7 tax-free money market securities. She also contributes to the analysis of numerous sectors for the group's two closed end funds. She is responsible for maintaining all lists and files for 2a-7 tax-free funds and for the long-term funds. Lisa additionally is responsible for the review and analysis of the monoline insurers. Lisa holds a BA in Accounting from King's College and an MBA from LeMoyne College.

UBS

35

UBS Global Asset Management
(Americas) Inc.
51 West 52nd Street
New York, NY 10019
Tel. 888-793 8637

Closed-End Funds Desk

www.ubs.com

Media release

For immediate release

Investment Grade Municipal Income Fund Inc. Announces Reduction in Management Fee

Contact: UBS Global Asset Management Closed-End Funds Desk, 888-793 8637

New York, July 18, 2008—Investment Grade Municipal Income Fund Inc. (the “Fund”) (NYSE: PPM), a closed-end management investment company normally investing substantially all of its assets in a diversified portfolio of tax-exempt municipal obligations, with common and preferred shares outstanding, today announced that the Fund’s Board of Directors has approved a proposal by UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) to waive a significant portion of the Fund’s management fee.

In accordance with the advisory contract for the Fund, the Fund is obligated to pay UBS Global AM an investment advisory and administration fee at the annual rate of 0.90% of the Fund’s average weekly net assets attributable to holders of common and auction preferred shares. UBS Global AM had previously agreed to waive a portion of the advisory and administration fee, so that the Fund’s effective fee was 0.90% of average weekly net assets attributable only to holders of common shares. On July 16, 2008, UBS Global AM agreed to reduce its fee further via an increased waiver arrangement so that beginning August 1, 2008, its effective fee is reduced to 0.60% of average weekly net assets attributable only to holders of common shares. This further fee reduction cannot be modified without the approval of the Fund’s Board of Directors.

UBS Global Asset Management
(Americas) Inc.
51 West 52nd Street
New York, NY 10019
Tel. 888-793 8637

Closed-End Funds Desk

www.ubs.com

Media release

For immediate release

Investment Grade Municipal Income Fund Inc. and Insured Municipal Income Fund Inc. Announce Board Approval to Implement a Tender Option Bond Program and the Intention to Partially Redeem Auction Preferred Shares

Contact: UBS Global Asset Management Closed-End Funds Desk, 888-793 8637

New York, July 23, 2008—The Boards of Directors of Investment Grade Municipal Income Fund Inc. (NYSE: PPM) and Insured Municipal Income Fund Inc. (NYSE: PIF) (the “Funds”), each a registered closed-end management investment company, have approved the implementation of a tender option bond (TOB) program to partially restructure each Fund’s leverage, while currently maintaining the overall amount of leverage for the Fund. It is intended that the proceeds from the program will be used to finance a partial redemption of each Fund’s auction preferred shares (APS). In light of the continuing failures of APS auctions that have resulted in a loss of liquidity for APS holders and the resulting increased cost of leverage for the Funds, each Board has discussed with the Funds’ investment adviser, UBS Global Asset Management (Americas) Inc. (the “Investment Adviser”), possible actions and concluded that the implementation of a TOB program could help partially resolve the situation in a manner that is in the best interests of the Funds.

In June, the Boards authorized the Investment Adviser to enter into discussions with one or more investment banks or other firms to explore the terms on which the Funds could use TOBs as a source of leverage. Based on the outcome of those discussions and with the Investment Adviser’s recommendation, each Board authorized the TOB program, which would permit each Fund to invest up to 15% of its total assets into such a program. The proceeds from the TOB program would be used to redeem a portion of each Fund’s APS in order to provide partial liquidity to APS holders. It is expected that the TOB program would provide a lower relative cost of leverage over time (based on a comparison of the anticipated costs of the TOB program with the maximum rates payable due to the failed APS auctions) and future increased flexibility in managing the extent to which a Fund is leveraged.

Closed-End Funds Desk
July [22], 2008

A TOB program typically would be structured as follows: a Fund would transfer high quality municipal bonds from its portfolio to a special purpose trust or a similar vehicle. The trust would then issue two tranches of securities—short-term floating rate notes, or “floaters,” and inverse floating rate certificates, or “inverse floaters.“ The interest on the floaters and the inverse floaters, as well as costs incurred by the trust (such as the costs associated with establishing the trust and providing a facility to assure liquidity to the holders of the floaters), would normally be paid by the trust from the interest it receives on the underlying municipal bond.

Floaters would be issued at par and pay tax-free variable rates, typically reset weekly (either through a remarketing or by some spread over a reference rate or index), and the holders of the floaters typically have the option to tender their floaters to the issuing trust for redemption at par at each reset date. The interest rates payable on inverse floaters would move in the opposite direction from the rates payable on the floaters. For the municipal bonds transferred, a Fund would receive the inverse floaters and an amount of cash that would be used to redeem a portion of one or more series of the Fund’s APS and be used for investment purposes. By holding the inverse floaters, a Fund would continue to receive the interest paid by the underlying municipal bond in excess of the interest paid by the trust on the floaters and other costs associated with the transaction.

The use of TOBs by a Fund for investment purposes presents certain risks, including leverage risk, interest rate risk (a rise in short-term rates could result in an increase of the interest payable on the floaters and a corresponding decrease in the interest payable on the inverse floaters held by the Fund), both of which are in many ways comparable to the risks presented by the current use of APS, as well as market risk (the risk that participants may not be interested in purchasing or continuing to hold the floaters issued by the trust).

While each Board has approved the implementation of a TOB program and intends to authorize the redemption of a portion of each Fund’s APS, it will take time to institute the program. Furthermore, any future partial redemption of each Fund’s APS would occur only after the Board has approved the specifics of the redemption and a notice containing details about the redemption has been issued by the Fund. Such redemption would be effected in accordance with the Fund’s governing documents.

We recognize shareholders’ continuing concerns regarding the ongoing issues relating to the failed APS auctions and the resulting loss of liquidity for preferred shareholders. While the use of TOBs in the Funds could provide a partial solution towards restoring liquidity, each Board and the Investment Adviser will continue to evaluate other alternatives that may be in the best interest of the Funds, including the possibility of restructuring remaining APS in a manner that would make the APS eligible for investment by money market funds. The implementation of a TOB program is subject to certain conditions, including market conditions under which TOBs will result in leverage at a reasonable price and the use of TOBs remaining appropriate in light of other sources of possible leverage.

Closed-End Funds Desk
July [22], 2008

FORWARD LOOKING STATEMENTS

Certain statements made above may be forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. The Investment Adviser and the Funds, and their affiliates, undertake no responsibility to update publicly or revise any forward-looking statements. The inclusion of any statement in this release does not constitute an admission that the events or circumstances described in such statement are material.

UBS Global Asset Management
(Americas) Inc.
51 West 52nd Street
New York, NY 10019
Tel. 888-793 8637

Closed-End Funds Desk

www.ubs.com

Media release

For immediate release

Investment Grade Municipal Income Fund Inc. and Insured Municipal Income Fund Inc. Announce Board Approval to Partially Redeem Auction Preferred Shares

Contact: UBS Global Asset Management Closed-End Funds Desk, 888-793 8637

New York, September 11, 2008—The Boards of Directors of Insured Municipal Income Fund Inc. (NYSE: PIF) and Investment Grade Municipal Income Fund Inc. (NYSE: PPM) (the “Funds”), each a registered closed-end management investment company, have approved the partial redemption of each Fund’s auction preferred shares (APS).

In total, the Boards approved the redemption of $40 million (800 shares) of Insured Municipal Income Fund Inc.’s APS and $20 million (400 shares) of Investment Grade Municipal Income Fund Inc.’s APS, which represent approximately 19% and 18%, respectively, of the Funds’ total outstanding APS. In order to finance these partial redemptions and to diversify sources of portfolio leverage, each Fund is implementing a tender option bond (TOB) program to partially restructure each Fund’s leverage, yet still maintain the same level of each Fund’s leverage.

Redemptions will be allocated pro rata within the various series of the APS for each Fund. The Depository Trust Company (DTC), the APS holder of record, will determine by a random lottery process how a partial redemption will be allocated among each participant broker-dealer. Each participant broker-dealer will then determine how to allocate redemptions among the relevant APS holders in its account. The Funds have been informed that under the pronouncements and recommendations made by the New York Stock Exchange and Financial Industry Regulatory Authority, UBS proprietary accounts held at UBS Financial Services Inc. will not receive any partial redemption unless all UBS client accounts are redeemed. Additionally, the Funds have been informed that for UBS proprietary positions not held at UBS Financial Services Inc., UBS Investment Bank will transfer the benefit of any redemption it might be allocated to clients of UBS Financial Services Inc. first.

The partial redemption of APS is subject to certain notice requirements. The necessary amounts to cover the partial redemption have been deposited with the auction agent today. As a result, the APS that are being redeemed will cease to accumulate dividends as of today. The APS will be redeemed on a redemption date that is two business days before

Closed-End Funds Desk
September 11, 2008

the next dividend payment date for each series of the APS based on the following schedule:

Insured Municipal Income Fund Inc.

Series of APS	CUSIP Number	Redemption Price	Number of Shares Redeemed	Redemption Payment Date
Series A	69574F206	$50,000	153	September 19, 2008
Series B	69574F305	$50,000	153	September 22, 2008
Series C	69574F404	$50,000	152	September 23, 2008
Series D	69574F503	$50,000	114	September 24, 2008
Series E	45809F203	$50,000	114	September 18, 2008
Series F	45809F302	$50,000	114	September 19, 2008

Investment Grade Municipal Income Fund Inc.

Series of APS	CUSIP Number	Redemption Price	Number of Shares Redeemed	Redemption Payment Date
Series A	695931204	$50,000	145	September 19, 2008
Series B	695931303	$50,000	145	September 22, 2008
Series C	461368201	$50,000	110	September 23, 2008

In July, the Boards authorized a TOB program, which would permit each Fund to invest up to 15% of its total assets into such a program. It is expected that the TOB program will provide a lower relative cost of leverage over time than the total cost of the APS based on the maximum rates payable due to the failed APS auctions. The TOB program is also expected to provide increased flexibility in managing the extent to which a Fund is leveraged.

The TOB program is structured as follows: a Fund will transfer high quality municipal bonds from its portfolio to a special purpose trust or a similar vehicle. The trust will then issue two tranches of securities—short-term floating rate notes, or “floaters,” and inverse floating rate certificates, or “inverse floaters.” The yield on the floaters and the inverse floaters, as well as costs incurred by the trust (such as the costs associated with establishing the trust and providing a facility to assure liquidity to the holders of the floaters), will be paid by the trust from the interest it receives on the underlying municipal bond.

Floaters will be issued at par and pay tax-free variable rates, typically reset weekly (either through a remarketing or by some spread over a reference rate or index), and the holders of the floaters typically will have the option to tender their floaters to the remarketing agent of the issuing trust for redemption at par at each reset date. The interest rates payable on inverse floaters will move in the opposite direction from the rates payable on the floaters. For the municipal bonds transferred, a Fund will receive the inverse floaters and an amount

Closed-End Funds Desk
September 11, 2008

of cash that would be used to redeem a portion of one or more series of the Fund’s APS and be used for investment purposes. By holding the inverse floaters, a Fund would continue to receive the interest paid by the underlying municipal bond in excess of the interest paid by the trust on the floaters and other costs associated with the transaction.

The use of TOBs by a Fund for investment purposes presents certain risks, including leverage risk, interest rate risk (a rise in short-term rates could result in an increase of the interest payable on the floaters and a corresponding decrease in the interest payable on the inverse floaters held by the Fund), both of which are in many ways comparable to the risks presented by the current use of APS, as well as market risk (the risk that participants may not be interested in purchasing or continuing to hold the floaters issued by the trust).

We recognize shareholders’ continuing concerns regarding the ongoing issues relating to the failed APS auctions and the resulting loss of liquidity for preferred shareholders. While the use of TOBs in the Funds and partial redemption of APS will provide a partial solution towards restoring liquidity, each Fund’s Board and UBS Global Asset Management (America) Inc. (the “Investment Adviser”), will continue to evaluate other alternatives that may be in the best interest of the Funds, including the possibility of restructuring the remaining APS in a manner that would make the APS eligible for investment by money market funds.

FORWARD LOOKING STATEMENTS

Certain statements made above may be forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. The Investment Adviser and the Funds, and their affiliates, undertake no responsibility to update publicly or revise any forward-looking statements. The inclusion of any statement in this release does not constitute an admission that the events or circumstances described in such statement are material.

UBS Global Asset Management
(Americas) Inc.
51 West 52nd Street
New York, NY 10019
Tel. 888-793 8637

Closed-End Funds Desk

www.ubs.com

Media release

For immediate release

Investment Grade Municipal Income Fund Inc. and Insured Municipal Income Fund Inc. Announce Board Approval to Partially Redeem Auction Preferred Shares

Contact: UBS Global Asset Management Closed-End Funds Desk, 888-793 8637

New York, December 12, 2008—The Boards of Directors of Insured Municipal Income Fund Inc. (NYSE: PIF) and Investment Grade Municipal Income Fund Inc. (NYSE: PPM) (the “Funds”), each a registered closed-end management investment company, have approved the partial redemption of each Fund’s auction preferred shares (APS).

In total, the Boards approved the redemption of $15 million (300 shares) of Insured Municipal Income Fund Inc.’s APS and $10 million (200 shares) of Investment Grade Municipal Income Fund Inc.’s APS, which represent approximately 8.8% and 11.1%, respectively, of the Funds’ total outstanding APS. These partial redemptions will have the effect of decreasing the level of each Fund’s leverage.

Redemptions will be allocated pro rata within the various series of the APS for each Fund. The Depository Trust Company (DTC), the APS holder of record, will determine by a random lottery process how a partial redemption will be allocated among each participant broker-dealer. Each participant broker-dealer will then determine how to allocate redemptions among the relevant APS holders in its account. The Funds have been informed that under the pronouncements and recommendations made by the New York Stock Exchange and Financial Industry Regulatory Authority, UBS proprietary accounts held at UBS Financial Services Inc. will not receive any partial redemption unless all UBS client accounts are redeemed. Additionally, the Funds have been informed that for UBS proprietary positions not held at UBS Financial Services Inc., UBS Investment Bank will transfer the benefit of any redemption it might be allocated to clients of UBS Financial Services Inc. first.

The partial redemption of APS is subject to certain notice requirements. The necessary amounts to cover the partial redemption have been deposited with the auction agent today. As a result, the APS that are being redeemed will cease to accumulate dividends as of today. The APS will be redeemed on a redemption payment date that is two business days

Closed-End Funds Desk
December 12, 2008

before the next dividend payment date for each series of the APS based on the following schedule:

Insured Municipal Income Fund Inc.

Series of APS	CUSIP Number	Redemption Price	Number of Shares Redeemed	Redemption Payment Date
Series A	69574F206	$50,000	57	December 19, 2008
Series B	69574F305	$50,000	57	December 22, 2008
Series C	69574F404	$50,000	57	December 22, 2008
Series D	69574F503	$50,000	43	December 23, 2008
Series E	45809F203	$50,000	43	December 24, 2008
Series F	45809F302	$50,000	43	December 19, 2008

Investment Grade Municipal Income Fund Inc.

Series of APS	CUSIP Number	Redemption Price	Number of Shares Redeemed	Redemption Payment Date
Series A	695931204	$50,000	73	December 19, 2008
Series B	695931303	$50,000	73	December 22, 2008
Series C	461368201	$50,000	54	December 23, 2008

We recognize shareholders’ concerns regarding the ongoing issues relating to the failed APS auctions. While the partial redemption of APS will provide a partial solution towards restoring liquidity, each Fund’s Board and UBS Global Asset Management (Americas) Inc. (the “Investment Adviser”), will continue to evaluate other alternatives that may be in the best interest of the Funds.

FORWARD LOOKING STATEMENTS

Certain statements made above may be forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. The Investment Adviser and the Funds, and their affiliates, undertake no responsibility to update publicly or revise any forward-looking statements. The inclusion of any statement in this release does not constitute an admission that the events or circumstances described in such statement are material.

Please find attached data points requested by ISS during this morning’s presentation. Lipper, an independent third-party, placed Investment Grade Muni (“PPM”) in the peer group classification indicated, namely Lipper’s General Muni Debt Funds (Leveraged) peer group.

The Fund is being compared to its Lipper Peer Group - General Muni Debt Funds (Leveraged). Here are the requested data points for the respective presentation slides indicated:

Information for slide 16:

NAV returns (annualized):
PPM 5 Year Total NAV Return: 0.02%
PPM 5 Year Total NAV Standard Deviation: 8.42%
Lipper Peer Group Median 5-Year Total NAV Return: -0.01%
Lipper Peer Group Median 5-Year Total NAV Standard Deviation: 8.25%

Market price returns (annualized):
PPM 5-Year Total Market Price Return: -0.74%
PPM 5-Year Total Market Price Standard Deviation: 12.09%
Lipper Peer Group Median 5-Year Total Market Price Return: -1.69%
Lipper Peer Group Median 5-Year Total Market Price Standard Deviation: 13.88%

Information for slide 18:

NAV returns (annualized):
PPM 3-Year Total NAV Return: -3.08%
PPM 3-Year Total NAV Standard Deviation: 9.93%
Lipper Peer Group Median 3-Year Total NAV Return: -4.17%
Lipper Peer Group Median 3-Year Total NAV Standard Deviation: 9.55%

Market price returns (annualized):
PPM 3-Year Total Market Price Return: -2.42%
PPM 3-Year Total Market Price Standard Deviation: 12.08%
Lipper Peer Group Median 3-Year Total Market Price Return: -6.99%
Lipper Peer Group Median 3-Year Total Market Price Standard Deviation: 15.11%

Information for slide 21:

NAV return (annualized):
PPM 1-Year Total NAV Return: -16.23%
PPM 3-Year Total NAV Return: -3.08%
PPM 5-Year Total NAV Return: 0.02%
PPM 10-Year Total NAV Return: 2.68%

Lipper Peer Group Median 1-Year Total NAV Return: -18.77%
Lipper Peer Group Median 3-Year Total NAV Return: -4.17%
Lipper Peer Group Median 5-Year Total NAV Return: -0.01%
Lipper Peer Group Median 10-Year Total NAV Return: 2.82%

Market price returns (annualized):
PPM 1-Year Total Market Price Return: -16.87%
PPM 3-Year Total Market Price Return: -2.42%
PPM 5-Year Total Market Price Return: -0.74%
PPM 10-Year Total Market Price Return: 2.34%

Lipper Peer Group Median 1-Year Total Market Price Return: -24.84%
Lipper Peer Group Median 3-Year Total Market Price Return: -6.99%
Lipper Peer Group Median 5-Year Total Market Price Return: -1.69%
Lipper Peer Group Median 10-Year Total Market Price Return: 1.72%